Exhibit 10.10

INDEMNITY AGREEMENT
REGARDING HAZARDOUS MATERIALS

THIS INDEMNITY AGREEMENT (the “Agreement”) is made as of the 27th day of July, 2011, by ERIN PROPERTY HOLDINGS, LLC (the “Borrower”) for the benefit of BANK OF ATLANTA (“Lender”).

W I T N E S S E T H:

WHEREAS, Borrower is the owner of certain real property located in Laurens County, Georgia, more particularly described in Exhibit “A” attached hereto and incorporated herein by this reference (the “Land”); (the Land, together with all improvements now or hereafter located in, on or under the Land, collectively, the “Premises”); WHEREAS, Lender has made and Borrower has accepted a loan up to the amount of Eight Hundred Thousand and No/100 Dollars ($800,000.00) (the “Loan”) which Loan is evidenced by that certain Term Note of even date from Borrower to Lender (the “Note”) and secured by, among other things, that certain Deed to Secure Debt and Security Agreement of even date from Borrower to Lender conveying the Premises and to be recorded in the public records of the aforesaid county (together with all amendments, modifications, consolidations, increases, supplements and extensions thereof, collectively, the “Deed”);

WHEREAS, as a condition to making the Loan, Lender requires Borrower to provide certain indemnities concerning existing and future Hazardous Materials (as defined in Exhibit “B” attached hereto and incorporated herein by this reference) and any other hazardous or toxic materials, wastes and substance which are defined, determined or identified as such in the Environmental Laws (as defined in Exhibit “B”), whether now existing or hereafter enacted or promulgated, or any judicial or administrative interpretation of such Environmental Laws;

WHEREAS, to induce Lender to consummate the above described transaction and to lend the indicated amount to Borrower, Borrower has agreed to enter into this Agreement;

NOW, THEREFORE, in consideration of the sum of Ten and No/100 ($10.00) Dollars cash in hand paid, the Premises, the Loan, and other good valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

1.             Borrower covenants and agrees, at Borrower’s sole cost and expense, to indemnify, protect and save Lender harmless against and from any and all liens, damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, attorneys’ and experts’ fees and disbursements) which may at any time be imposed upon, incurred by or asserted or awarded against Lender or the Premises and arising directly or indirectly from or out of:  (A) any Hazardous Materials on, in, under or affecting all or any portion of the Premises, any surrounding areas, or any other property owned by Borrower, regardless of whether or not caused by or within the control of Borrower; (B) the violation of any Environmental Laws relating to or affecting the Premises or the Borrower, whether or not caused by or within the control of Borrower; (C) the failure of Borrower to comply fully with the terms and conditions of this Agreement; (D) the violation of any Environmental Laws in connection with other property of Borrower which gives or may give rise to any rights whatsoever in any party with respect to the Premises by virtue of any Environmental Law(s); or (E) the enforcement of this Agreement, or the assertion by Borrower of any defense to its obligations hereunder whether any of such matters arise before or after sale under power or foreclosure of the Deed or other taking of title to all or any portion of the Premises by Lender, including, without limitation, (i) the costs of removal of any and all Hazardous Materials from all or any portion of the Premises or any surrounding areas, (ii) additional costs required to take necessary precautions to protect against the discharge, spillage, emission, leakage, seepage or Release of Hazardous Materials on, in, under or affecting the Premises or into the air, any body of water, any other public domain or any surrounding areas, and (iii) costs incurred to comply with the Environmental Laws in connection with all or any portion of the Premises or any surrounding areas.  Lender’s rights under this Agreement shall be in addition to all rights of Lender under the Deed to Secure Debt and Security Agreement, the Note, or under any other documents or instruments evidencing or securing the Loan (the Deed to Secure Debt and Security Agreement, the Note and such other documents or instruments, as amended or modified from time to time, the “Loan Documents”), and payments by Borrower under this Agreement shall not reduce Borrower’s obligations and liabilities under any of the Loan Documents.

2.             The liabilities of Borrower under this Agreement shall in no way be limited or impaired by, and Borrower hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Loan Documents to or with Lender by Borrower or any person who succeeds Borrower as owner of the Premises.  In addition, notwithstanding any terms of any of the Loan Documents to the contrary, the liability of Borrower under this Agreement shall in no way be limited or impaired by:  (i) any extensions of time for performance required by any of the Loan Documents; (ii) any sale, assignment or foreclosure of the Note or Deed or any sale or transfer of all or part of the Premises; (iii) any exculpatory provision in any of the Loan Documents limiting Lender’s recourse to property encumbered by the Deed or to any other security, or limiting Lender’s rights to a deficiency judgment against Borrower; (iv) the accuracy or inaccuracy of the representations and warranties made by Borrower under any of the Loan Documents; (v) the release of Borrower or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in the Loan Documents by operation of law, Lender’s voluntary act, or otherwise; (vi) the release or substitution, in whole or in part, of any security for the Note; or (vii) Lender’s failure to record the Deed or file any UCC-1 financing statements (or Lender’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; and, in any such case, whether with or without notice to Borrower and with or without consideration.

3.             Borrower waives any right or claim of right to cause a marshalling of Borrower’s assets or to cause Lender to proceed against any of the security for the Loan before proceeding under this Agreement against Borrower or to proceed against Borrower in any particular order; Borrower agrees that any payments required to be made hereunder shall become due on demand; Borrower expressly waives and relinquishes all rights and remedies (including any rights of subrogation) accorded by applicable law to indemnitors or guarantors.

4.             No delay on Lender’s part in exercising any right, power or privilege under any of the Loan Documents shall operate as a waiver of any privilege, power or right hereunder.

5.             Any one or more of Borrower or any other party liable upon or in respect of this Agreement or the Loan may be released without affecting the liability of any party not so released.

6.             This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.  Said counterparts shall constitute but one and the same instrument and shall be binding upon each of the undersigned individually as fully and completely as if all had signed but one instrument so that the joint and several liability of each of the undersigned hereunder shall be unaffected by the failure of any of the undersigned to execute any or all of said counterparts.

7.             All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes on the date of actual delivery or on the date deposited in the United States Mail, registered or certified, return receipt requested, or with overnight commercial delivery service requiring proof of delivery, to the parties as follows:

AS TO LENDER:

BANK OF ATLANTA

Attn:  Thomas Dorman

1970 Satellite Blvd.

Duluth, Georgia  30097

with a copy to:

Harbin & Miller, LLC

3085 E. Shadowlawn Ave.

Atlanta, Georgia  30305

Attention:  Reid H. Harbin, Esq.

AS TO BORROWER:

ERIN PROPERTY HOLDINGS, LLC

3050 Peachtree Road, NW, Suite 355

Two Buckhead Plaza

Atlanta, Georgia  30305

8.             No provision of this Agreement may be changed, waived, discharged or terminated orally, by telephone or by any other means except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

9.             Except as herein provided, this Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, personal representatives, successors and assigns.  Notwithstanding the foregoing, Borrower, without the prior written consent of Lender in each instance, may not assign, transfer or set over to another, in whole or in part, all or any part of its benefits, rights, duties and obligations hereunder, including, but not limited to, performance of and compliance with conditions hereof.

10.           Notwithstanding anything contained in this Agreement to the contrary, any covenants of Borrower concerning any environmental matter addressed herein shall not be applicable to any condition which is first created or introduced after a foreclosure, conveyance or other transfer of title of the Premises pledged as collateral security for the Loan.

11.           Notwithstanding anything contained in this Agreement to the contrary, Borrower may make use of or have office supplies, cleaning substances, medical supplies and materials used in the ordinary course of operation for a senior living facility provided that such use is consistent with applicable Environmental Laws.

12.           This Agreement will be governed by, construed and enforced in accordance with federal law and the laws of the State of Georgia.

IN WITNESS WHEREOF, Borrower has caused this Agreement to be executed under seal as of the day and year first written above.

BORROWER:

ERIN PROPERTY HOLDINGS, LLC

By:	/s/ Chris Brogdon	(L.S.)
Chris Brogdon, Manager

EXHIBIT “A”

LEGAL DESCRIPTION

EXHIBIT “B”

“Hazardous Material” or “Hazardous Materials” means and includes petroleum products, flammable explosives, radioactive materials, asbestos or any material containing asbestos, polychlorinated biphenyls, and/or any hazardous, toxic or dangerous waste, substance or material defined as such or defined as a Hazardous Substance or any similar term, by, in or for the purposes of the Environmental Laws, including, without limitation section 101(14) of CERCLA (hereinafter defined); (ii) “Release” shall have the meaning given such term, or any similar term, in the Environmental Laws, including, without limitation, Section 101(22) of CERCLA; and (iii) “Environmental Law” or “Environmental Laws” shall mean any “Super Fund” or “Super Lien” law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree, regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Materials as may now or at any time hereafter be in effect, including, without limitation, the following, as same may be amended or replaced from time to time, and all regulations promulgated thereunder or in connection therewith:  the Super Fund Amendments and Reauthorization Act of 1986 (“SARA”); The Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”); The Clean Air Act (“CAA”); the Clean Water Act (“CWA”); The Toxic Substances Control Act (“TSCA”); The Solid Waste Disposal Act (“SWDA”), as amended by the Resource Conservation and Recovery Act (“RCRA”); the Hazardous Waste Management System; and the Occupational Safety and Health Act of 1970 (“OSHA”).